Exhibit 99.1

  Jones Lang LaSalle Exceeds 2003 Guidance With Net Income of $36.1 Million,
                               $1.12 Per Share

    CHICAGO and LONDON, Feb. 4 /PRNewswire-FirstCall/ -- Jones Lang LaSalle Incorporated (NYSE: JLL), the leading global real estate services and investment management firm, today reported net income of $36.1 million, or $1.12 per diluted share, for the fiscal year ended December 31, 2003. These results compare favorably to management guidance to exceed $1.00 per share and
to the prior year's net income of $27.1 million, or $0.85 per share.   EBITDA
for the year was $99.1 million compared to the prior year of $90.7 million, an increase of 9 percent.
    For the fourth quarter of 2003, net income was $37.3 million, or $1.14 per share, as compared with a net income of $17.5 million or $0.55 per share in 2002. All segments reported year-over-year operating income improvement, with the exception of Europe which was down $1.4 million. Included in the 2003 fourth quarter results were $1.7 million of nonrecurring and restructuring charges primarily related to a provision for the abandonment of a lease in Europe, offset by a reversal of reserves for merger related compensation from the Jones Lang Wootton merger. The results for the fourth quarter of 2002 included $13.3 million of non-recurring charges principally relating to business restructuring.

     2003 Results Highlights
     -- Net income of $36.1 million versus prior year of $27.1 million -- Credit facilities paid down by $38.4 million
     -- Increased cash holdings by $49.4 million

    "We are pleased to end 2003 with a strong performance delivery around the globe and to exceed our earnings guidance," said Stuart Scott, the firm's Chairman and Chief Executive Officer. "We are gaining confidence that the world economies are improving, starting first in the Americas. We have maintained our market strength while improving our core operational performance. We are looking forward to 2004."
    Revenues were $330.3 million for the quarter and $949.8 million for the year, an increase of 20 percent and 10 percent in U.S. dollars, respectively, and 11 and 3 percent in local currencies. Operating expenses for the year, excluding non-recurring and restructuring charges, were $883.3 million, an 11 percent increase on the prior year period in U.S. dollars, 4 percent in local currency terms.
    Reflecting continued strong business cash flows, focused receivables management and reduced capital expenditures, the firm paid down its credit facilities by $38.4 million from the prior year period and increased cash on its balance sheet by $49.4 million. The firm is well positioned to refinance its 9 percent Eurobonds, which are first callable in June, 2004. The U.S. dollar reported book value of the firm's Eurobonds increased by $34.7 million year-over-year as a result of the strengthening euro. Interest expense of $17.9 million was slightly higher than the previous year, reflecting the strengthening euro and costs associated with the renewal of our credit facilities offset by the continued pay down of debt together with a generally lower interest rate environment.
    The current year tax expense of $8.3 million reflects a 28 percent effective tax rate on recurring operations, reduced by a credit of $3.0 million from the reversal of a reserve from an e-commerce investment write-down. The prior year tax expense of $11.0 million reflected a 34 percent effective tax rate on recurring operations and included a credit of $1.8 million associated with 2001 restructuring expenses which previously had not been considered tax deductible.

     Business Segment Fourth Quarter and Full-Year Performance Highlights

     Owner and Occupier Services
     -- Our Americas region had a strong finish to the year, reporting a 16 percent increase in revenues in the fourth quarter from the prior year period to $119.0 million, with strength across all business lines. Full-year 2003 revenues of $313.5 million were up 8 percent from 2002, driven by improved revenue performance in the Tenant Representation business as a result of increased transaction flow from strategic alliance clients and Project and Development Services where several large, multi-site engagements were won. Operating income for the quarter was $28.9 million, an increase of $4.6 million over the same period last year. For the year, operating income was up
        $5.8 million to $37.8 million, reflecting the continued focus on cost control and continuing the improving trend in profitability from 2002.

     -- Our European region had a mixed fourth quarter with revenues of $115.9 million, a 17 percent increase over the prior year in U.S. dollars, but only a 3 percent increase in local currencies. The small revenue increase in local currencies reverses a trend of declining local currency revenues and is attributable to a strong finish to the year in the United Kingdom businesses, significant contribution from the Hotels business and a 20 percent revenue growth in the growth markets of Italy, Spain, Sweden and Central Europe. The continuing underlying economic conditions again challenged the mature continental markets of France, Germany and Benelux, although Germany showed fourth quarter revenue growth year-over-year. For the full year, Europe's revenues increased 11 percent in U.S. dollars from the previous year, to $351.1 million, but in local currencies revenues declined
        3 percent. Operating income for the quarter was down $1.4 million on the prior year period and the year was down more than 26 percent to $13.0 million as a continued focus on cost control by the management teams was not sufficient to offset the difficult revenue environment.

     -- The 2003 fourth quarter and full year revenues for Asia Pacific were
        33 percent and 19 percent higher than the same periods in 2002 in U.S. dollars, 18 percent and 9 percent in local currencies. Strong revenue growth continued in North Asia as well as India where the current global outsourcing trends have created significant opportunities for the global Corporate Solutions businesses. The core markets of Australia and Hong Kong stabilized, and in particular, the recovery from SARS in Hong Kong was demonstrated, where revenues increased by
        more than 25 percent compared to the fourth quarter of 2002.   The
        operating loss for the year was $2.7 million, $2.5 million worse than 2002 due to investment in the growth markets of North Asia and India and the costs of maintaining market leadership in the core market operations.


    Investment Management
    During the fourth quarter of 2003, LaSalle Investment Management revenues were up $6.2 million from the prior year, primarily as a result of increased equity earnings from real estate co-investments as the businesses capitalized on continued strong real estate property values. Also impacting revenues were incentive fees that were down principally due to timing differences of measuring performance and the positive impact of the stronger currencies which increased the reported U.S. dollar revenues by $2.2 million. Operating income for the fourth quarter of $11.0 million was up $5.5 million from the same period in 2002 as a result of the increased equity earnings together with reduced professional fee expense. Revenues for the year of $113.3 million were up 4 percent on the prior year in U.S. dollars, but down 1 percent in local currencies, reflecting reduced incentive fees, as 2002 included a large incentive fee that is earned on a four-year cycle. Advisory fees were up
12 percent as the business continues to emphasize growth in annuity revenues. The full year impact of the decision in 2002 to invest in people to support new fund growth resulted in a $1.6 million reduction in operating income to $18.4 million.


    2004 Outlook
    Consistent with the prior year, the firm is not giving full year guidance; however, the firm is comfortable with the range of earnings estimates of the analysts following the firm's results, which reflect an improving outlook of performance. These analyst estimates exclude the cost of the Eurobond refinance which is anticipated to be approximately $0.25 per share. The firm results have a seasonal character, with the first quarter of the year typically a loss and the majority of profits occurring in the second half of the year. Consistent with last year, the firm is expecting a loss in the first quarter.

    About Jones Lang LaSalle
    Jones Lang LaSalle is the world's leading real estate services and investment management firm, operating across more than 100 markets around the globe. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet (67 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate investment management firms, with approximately $21 billion of assets under management.

    Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2002, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003, in Jones Lang LaSalle's Proxy Statement dated April 4, 2003, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.

    Conference Call
    The firm will conduct a conference call for shareholders, analysts and investment professionals on Thursday, February 5 at 9 a.m. EST.
    To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

     -- United States callers: +1 877 809 9540
     -- International callers: +1 706 679 7364
     -- Replay Information Available: (Noon EST) Thursday, February 5 through
        (Midnight EST) Thursday, February 19 at the following numbers
     -- International callers: +1 706 645 9291
     -- U.S. callers: +1 800 642 1687
     -- Pass code: 5036406
        Live web cast  (available through February 12)
        Follow these steps to listen to the web cast:
        1. You must have a minimum 14.4 Kbps Internet connection
        2. Log onto:
           http://www.firstcallevents.com/service/ajwz397383219gf12.html
        3. Download free Windows Media Player software: (link located under registration form)
        4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com

    This information is also available on the Company's website at www.joneslanglasalle.com .



                         JONES LANG LASALLE INCORPORATED
                       Consolidated Statements of Earnings
         For the Three and Twelve Months Ended December 31, 2003 and 2002
                        (in thousands, except share data)
                                   (Unaudited)


                               Three Months Ended       Twelve Months Ended
                                  December 31,              December 31,
                              2003 (A)     2002 (A)     2003 (A)     2002 (A)

    Revenue:
      Fee based services      $316,559     $271,832     $924,694     $846,933
      Equity in earnings
       from unconsolidated
       ventures                  8,233          176        7,951        2,581
      Other income               5,509        4,276       17,200       13,057
        Total revenue          330,301      276,284      949,845      862,571

    Operating expenses:
      Compensation and
       benefits                205,300      168,887      612,354      543,003
      Operating,
       administrative and
       other                    64,155       56,415      234,000      212,877
      Depreciation and
       amortization              8,886        8,886       36,944       37,125
      Non-recurring and
       restructuring
       charges:
        Compensation and
         benefits               (2,570)      11,919       (4,633)      11,438
        Operating,
         administrative and
         other                   4,229        1,429        8,994        3,433

          Total operating
           expenses            280,000      247,536      887,659      807,876

          Operating income      50,301       28,748       62,186       54,695

    Interest expense, net
     of interest income          4,135        4,057       17,861       17,024

          Income before
           provision for
           income taxes and
           minority interest    46,166       24,691       44,325       37,671

    Net provision for
     income taxes                8,850        8,164        8,260       11,037
    Minority interests in
     earnings (losses) of
     subsidiaries                  -           (602)         -            711

          Net income  before
           extraordinary
           item and
           cumulative effect
           of change in
           accounting
           principle           $37,316      $17,129      $36,065      $25,923

    Extraordinary gain on
     the acquisition of
     minority interest,
     net of tax                    -            341          -            341
    Cumulative effect of
     change in accounting
     principle                     -            -            -            846

          Net income           $37,316      $17,470      $36,065      $27,110

    EBITDA (B)                 $59,187      $38,444      $99,130      $90,722

    Basic earnings per
     common share before
     extraordinary item
     and cumulative effect
     of change in accounting
     principle                   $1.20        $0.56        $1.17        $0.85
    Extraordinary gain on
     the acquisition of
     minority interest,
     net of tax                    -           0.01          -           0.01
    Cumulative effect of
     change in accounting
     principle                     -            -            -           0.03

    Basic earnings per
     common share                $1.20        $0.57        $1.17        $0.89
    Basic weighted average
     shares outstanding     31,178,266   30,670,749   30,951,563   30,486,842

    Diluted earnings per
     common share before
     extraordinary item
     and cumulative effect
     of change in accounting
     principle                   $1.14        $0.54        $1.12        $0.81
    Extraordinary gain on
     the acquisition of
     minority interest,
     net of tax                    -           0.01          -           0.01
    Cumulative effect of
     change in accounting
     principle                     -            -            -           0.03

    Diluted earnings per
     common share                $1.14        $0.55        $1.12        $0.85
    Diluted weighted
     average shares
     outstanding            32,600,973   31,739,621   32,226,306   31,854,397

    Please reference attached financial statement notes.


                         JONES LANG LASALLE INCORPORATED
                            Segment Operating Results
         For the Three and Twelve Months ended December 31, 2003 and 2002
                                  (in thousands)
                                   (Unaudited)


                                  Three Months Ended     Twelve Months Ended
                                     December 31,            December 31,
                                 2003 (A)    2002 (A)    2003 (A)    2002 (A)

    OWNER & OCCUPIER SERVICES -
      AMERICAS
        Revenue:
          Implementation
           services              $66,372     $56,356    $137,254    $135,013
          Management services     50,739      44,717     170,448     151,306
          Equity losses              -           -           -           (10)
          Other services           1,561       1,164       5,056       4,119
          Intersegment
           revenue                   328         101         760         476
                                 119,000     102,338     313,518     290,904
        Operating expenses:
          Compensation,
           operating and
           administrative         86,002      73,530     257,824     240,141
          Depreciation and
           amortization            4,134       4,538      17,851      18,761
            Operating income (C) $28,864     $24,270     $37,843     $32,002

      EUROPE
        Revenue:
          Implementation
           services              $89,367     $72,736    $252,109    $228,155
          Management services     23,553      23,519      89,147      82,492
          Other services           3,014       2,485       9,876       7,123
                                 115,934      98,740     351,132     317,770
        Operating expenses:
          Compensation,
           operating and
           administrative        103,601      85,544     326,946     289,594
          Depreciation and
           amortization            2,837       2,287      11,168      10,421
            Operating income (C)  $9,496     $10,909     $13,018     $17,755

      ASIA PACIFIC
        Revenue:
          Implementation
           services              $35,615     $24,389     $95,998     $77,329
          Management services     20,451      17,505      74,894      66,411
          Other services             652         580       1,762       1,624
                                  56,718      42,474     172,654     145,364
        Operating expenses:
          Compensation,
           operating and
           administrative         52,482      39,302     168,661     138,922
          Depreciation and
           amortization            1,636       1,728       6,734       6,673
            Operating income
             (loss) (C)           $2,600      $1,444     $(2,741)      $(231)

    INVESTMENT MANAGEMENT-
      Revenue:
        Implementation and
         other services           $4,092      $2,897      $7,416      $5,249
        Advisory fees             23,846      23,796      93,194      83,448
        Incentive fees             2,806       5,964       4,740      17,721
        Equity earnings            8,233         176       7,951       2,591
                                  38,977      32,833     113,301     109,009
      Operating expenses:
        Compensation,
         operating and
         administrative           27,698      27,027      93,683      87,699
        Depreciation and
         amortization                279         333       1,191       1,270
          Operating income (C)   $11,000      $5,473     $18,427     $20,040


    Total segment revenue       $330,629    $276,385    $950,605    $863,047
    Intersegment revenue
     eliminations                   (328)       (101)       (760)       (476)
      Total revenue             $330,301    $276,284    $949,845    $862,571

    Total segment operating
     expenses                   $278,669    $234,289    $884,058    $793,481
    Intersegment operating
     expense eliminations           (328)       (101)       (760)       (476)
      Total operating expenses
       before non-recurring and
       restructuring charges    $278,341    $234,188    $883,298    $793,005

      Operating income before
       non-recurring and
       restructuring charges     $51,960     $42,096     $66,547     $69,566

    Please reference attached financial statement notes.



                         JONES LANG LASALLE INCORPORATED
                           Consolidated Balance Sheets
                     December 31, 2003 and December 31, 2002
                                  (in thousands)

                                                December 31,      December 31,
                                                     2003              2002
    ASSETS
    Current assets:
      Cash and cash equivalents                     $63,105           $13,654
      Trade receivables, net of allowances          253,126           227,579
      Notes receivable                                3,698             4,165
      Other receivables                               8,317             7,623
      Prepaid expenses                               18,866            15,142
      Deferred tax assets                            18,097            27,382
      Other assets                                    7,731            10,760
          Total current assets                      372,940           306,305

    Property and equipment, at cost, less
     accumulated depreciation                        71,621            81,652
    Intangibles resulting from business
     acquisitions and JLW merger,
     net of accumulated amortization                347,608           333,821
    Investments in and loans to real
     estate ventures                                 71,335            74,994
    Long-term receivables, net                       13,007            15,248
    Prepaid pension asset                            11,920             9,646
    Deferred tax assets                              43,252            18,839
    Debt issuance costs                               4,113             4,343
    Other assets, net                                 7,144             7,668
                                                   $942,940          $852,516

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable and accrued liabilities      $96,466           $92,389
      Accrued compensation                          154,317           139,513
      Short-term borrowings                           3,592            15,863
      Deferred tax liabilities                        2,623                20
      Other liabilities                              28,414            21,411
          Total current liabilities                 285,412           269,196

    Long-term liabilities:
      Credit facilities                                   -            26,077
      9% Senior Euro Notes, due 2007                207,816           173,068
      Deferred tax liabilities                          761               146
      Other                                          17,960            17,071
          Total liabilities                         511,949           485,558

    Commitments and contingencies

    Stockholders' equity:
      Common stock, $.01 par value per
       share, 100,000,000 shares authorized;
       31,762,077 and 30,896,333 shares issued
       and outstanding as of December 31, 2003
       and December 31, 2002, respectively              318               309
      Additional paid-in capital                    519,438           494,283
      Deferred stock compensation                   (21,649)          (17,321)
      Retained deficit                              (59,346)          (95,411)
      Stock held by subsidiary                      (12,846)           (4,659)
      Stock held in trust                              (460)             (460)
      Accumulated other comprehensive income          5,536            (9,783)
          Total stockholders' equity                430,991           366,958
                                                   $942,940          $852,516

    Please reference attached financial statement notes.


                         JONES LANG LASALLE INCORPORATED
                 Summarized Consolidated Statements of Cash Flows
                  Twelve Months Ended December 31, 2003 and 2002
                                  (in thousands)
                                   (Unaudited)

                                                    2003 (D)          2002 (D)

    Cash provided by earnings                      $100,027           $83,402

    Cash provided by (used in) working capital       10,018           (15,033)

    Cash used in investing activities               (15,282)          (26,340)

    Cash used in financing activities               (45,312)          (38,821)

        Net increase in cash                         49,451             3,208

    Cash and cash equivalents, beginning of period   13,654            10,446
    Cash and cash equivalents, end of period        $63,105           $13,654

    Please reference attached financial statement notes.


                         JONES LANG LASALLE INCORPORATED
               Schedule of Non-Recurring and Restructuring Charges
         For the Three and Twelve Months Ended December 31, 2003 and 2002
                        (in thousands, except share data)
                                   (Unaudited)

                                    Three Months Ended     Twelve Months Ended
                                       December 31,            December 31,
                                     2003        2002        2003        2002

    Non-Recurring &
     Restructuring Charges

    Land Investment &
     Development Group
      Impairment Charges              -           975         -         2,979

    Insolvent Insurance
     Providers                        -           -          (606)        -

    Abandonment of Property
     Management Accounting
     System
      - Compensation & Benefits       -           -           113         -
      - Operating,
        Administrative & Other         43         -         4,962         -

    Merger Related Stock
     Compensation                  (2,481)        -        (2,481)        -

    2001 Global Restructuring
     Program
      - Compensation & Benefits      (261)       (810)       (164)     (1,291)
      - Operating,
        Administrative & Other        -          (178)        -          (178)

    2002 Global Restructuring
     Program
      - Compensation & Benefits       172      12,729      (2,101)     12,729
      - Operating,
        Administrative & Other      4,186         632       4,638         632

    Total Non-Recurring &
     Restructuring Charges
     (Credits)                      1,659      13,348       4,361      14,871

    Net benefit for Income
     Taxes on Non-Recurring and
     Restructuring Charges         (1,361)     (4,479)     (2,226)     (5,027)

    Additional Tax Benefit on
     2001 Restructuring
     Actions                       (3,000)        -        (3,000)     (1,800)

    Non-Recurring and
     Restructuring Charges
     (Credits) After Tax           (2,702)      8,869        (865)      8,044

    Diluted Weighted Average
     Shares Outstanding        32,600,973  31,739,621  32,226,306  31,854,397

    Per Share Impact of Non-
     Recurring and
     Restructuring Charges
     (Credits)                      (0.08)       0.28       (0.03)       0.25

    Please reference attached financial statement notes.



                         JONES LANG LASALLE INCORPORATED
            CURRENCY ANALYSIS OF REVENUES AND OPERATING INCOME (LOSS)
                                  (in millions)
                                   (Unaudited)

                                 Pound         Australian  US
                                Sterling  Euro  Dollar   Dollar Other TOTAL
                                  (E) $     $      $     (E) $    $     $

    REVENUES (A)

      2003
         Q1, 2003                  37.7   37.2   13.7   70.0   29.3  187.9

         Q2, 2003                  43.9   36.5   18.7   75.9   38.6  213.6

         Q3, 2003                  50.7   36.7   19.6   84.0   27.1  218.1

         Q4, 2003                  64.2   53.8   25.8  138.5   47.9  330.2

         Total                    196.5  164.2   77.8  368.4  142.9  949.8

      2002
         Q1, 2002                  34.9   32.7   12.4   63.3   26.6  169.9

         Q2, 2002                  47.1   32.2   16.5   70.2   33.8  199.8

         Q3, 2002                  43.6   35.7   17.1   89.7   30.4  216.5

         Q4, 2002                  60.4   46.3   17.4  108.5   43.8  276.4

         Total                    186.0  146.9   63.4  331.7  134.6  862.6


    OPERATING INCOME (LOSS) (E)

      2003
         Q1, 2003                  -2.6    2.9   -1.4   -2.4   -3.4   -6.9

         Q2, 2003                  -0.4    0.1   -4.1    1.9    5.3    2.8

         Q3, 2003                   4.8    1.9    0.7    7.4    1.2   16.0

         Q4, 2003                   7.1    3.9    2.4   31.1    5.8   50.3

         Total                      8.9    8.8   -2.4   38.0    8.9   62.2

      2002
         Q1, 2002                  -2.5    3.8   -2.5   -1.0   -1.9   -4.1

         Q2, 2002                   7.2   -0.2   -0.3    2.9    2.7   12.3

         Q3, 2002                   1.8    2.6    0.4   13.8   -0.8   17.8

         Q4, 2002                   9.0    1.3    5.7   10.5    2.2   28.7

         Total                     15.5    7.5    3.3   26.2    2.2   54.7



    AVERAGE EXCHANGE RATES

         Q1, 2003                 1.600  1.075  0.595   N/A    N/A    N/A

         Q2, 2003                 1.624  1.140  0.644   N/A    N/A    N/A

         Q3, 2003                 1.617  1.130  0.656   N/A    N/A    N/A

         Q4, 2003                 1.718  1.202  0.718   N/A    N/A    N/A


         Q1, 2002                 1.426  0.877  0.520   N/A    N/A    N/A

         Q2, 2002                 1.464  0.924  0.553   N/A    N/A    N/A

         Q3, 2002                 1.551  0.985  0.548   N/A    N/A    N/A

         Q4, 2002                 1.576  1.004  0.559   N/A    N/A    N/A


    Please reference attached financial statement notes.


                         JONES LANG LASALLE INCORPORATED
                            Financial Statement Notes

    (A) Certain amounts described below have been reclassified to conform with the current presentation. These reclassifications have no impact on operating income (loss), net income or cash flows for any of the periods affected.

          Beginning in December 2002, pursuant to the FASB's Emerging Issues Task Force ("EITF") No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred", we have reclassified reimbursements received for out-of-pocket expenses to revenues in the income statement, as opposed to being shown as a reduction of expenses. These out-of-pocket expenses amounted to $1.5 million and $5.4 million in the three and twelve months ended December 31, 2003, respectively, and $1.3 million and $4.3 million in the three and twelve months ended December 31, 2002, respectively.

          Beginning in December 2002, we reclassified as revenue our recovery of indirect costs related to our management services business, as opposed to being classified as a reduction of expenses in the income statement. The amount of reimbursables totaled $10.2 million and $37.8 million in the three and twelve months ended December 31, 2003, respectively, and $7.7 million and $30.5 million in the three and twelve months ended December 31, 2002, respectively.

    (B) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, and excludes Minority Interests in EBITDA. For the twelve months ended December 31, 2002, EBITDA excludes the cumulative effect of change in accounting principle resulting from the adoption of SFAS 142. Management believes that EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. EBITDA is also used in the calculation of certain covenants related to our revolving credit facility. However, EBITDA should not be considered an alternative to (i) net income (determined in accordance with GAAP), (ii) cash flows (determined in accordance with GAAP), or
          (iii) liquidity.

        Reconciliation from operating income to EBITDA (in thousands):

                                              Three Months     Twelve Months
                                                 Ended             Ended
                                              December 31,      December 31,
                                             2003     2002     2003     2002

           Operating income                $50,301  $28,748  $62,186  $54,695
           Plus: Depreciation and
            amortization                     8,886    8,886   36,944   37,125
           Less: Minority interests in
            EBITDA                             -        810      -     (1,098)
           EBITDA                          $59,187  $38,444  $99,130  $90,722

    (C) For purposes of this analysis we have determined that the allocation of the non-recurring charges to our segments is not meaningful to investors. Additionally, we evaluate the performance of our segment results without these charges being allocated.

    (D) The consolidated statements of cash flows are presented in summarized form. Please reference our Annual Report on Form 10-K for detailed consolidated statements of cash flows.

    (E) The objective of this presentation is to provide guidance as to the key currencies that the Company does business in and their significance to reported revenues and operating income. The operating income sourced in pound sterling and US dollars understates the profitability of the businesses in the United Kingdom and America because it includes the locally incurred expenses of our global offices in London and Chicago, respectively, as well as the European regional office in London. The revenues and operating income of the global investment management business are allocated to their underlying currency, which means that this analysis may not be consistent with the performance of the geographic OOS segments. In particular, as incentive fees are earned by this business, there may be significant shifts in the geographic mix of revenues and operating income.


SOURCE  Jones Lang LaSalle Incorporated
    -0-                             02/04/2004
    /CONTACT: Lauralee Martin, Chief Financial Officer of Jones Lang LaSalle Incorporated, +1-312-228-2073/
    /Web site:  http://www.joneslanglasalle.com /
    (JLL)

CO:  Jones Lang LaSalle Incorporated
ST:  Illinois
IN:  FIN RLT
SU:  ERN CCA